                                                                  EXHIBIT 10.12

          AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED LOAN AGREEMENT

     AMENDMENT dated as of December 7, 1994 among FURMANITE PLC (formerly KANEB UK PLC), a company incorporated under the laws of England and Wales (registered number 2530049) (the "Borrower"), KANEB INTERNATIONAL INC., a Delaware corporation ("Holding"), the financial institutions which are party to the Agreement hereinafter referred to (each a "Bank" and collectively, the "Banks"), and BANK OF SCOTLAND, as agent for the Banks under such Agreement (in such capacity, the "Agent"), to the AMENDED AND RESTATED LOAN AGREEMENT dated as of May 3, 1991 (the "Agreement") among the Borrower, Holding, the Banks and the Agent.

                             W I T N E S S E T H :

     WHEREAS, the Borrower has requested that the aggregate amount of Revolving Credit Loans available to be made under the Loan Agreement be increased from $16,000,000 to $20,228,790.10;

     WHEREAS, the Borrower has requested that the maturity date of the Term Loans and Revolving Credit Loans (and the period during which Revolving Credit Loan Commitments are to be available to the Borrower) be extended from the last Business Day of March 1998 to the last Business Day of December 2001;

     WHEREAS, in connection with the foregoing, the Borrower has requested that a variety of other amendments also be made to the Agreement;

     WHEREAS, the Banks are willing to enter into the foregoing amendments on the terms and conditions set forth herein; and

     WHEREAS, the Banks and the Borrower are amenable to BOS (x) purchasing all of GiroCredit's interests as a Bank under the Agreement and the other Loan Documents and (y) repurchasing AIB's participating interest in BOS's Loans and Commitments, so that, immediately upon the effectiveness of this Amendment, BOS shall be the sole Bank;

     NOW, THEREFORE, it is agreed:

     1. Definitions. All the terms used herein which are defined in the Agreement (including, to the extent any such terms are to be amended by this Amendment, as if such terms were already amended by this Amendment) shall have the same meanings when used herein unless otherwise defined herein. All references to Sections in this Amendment shall be deemed references to Sections in the Agreement unless otherwise specified.

     2. Effect of Amendment. As used in the Agreement (including all Exhibits thereto), the Notes and the other Loan Documents and all other instruments and documents executed in connection with any of the foregoing, on and subsequent to the New First Amendment Date, any reference to the Agreement shall mean the Agreement as amended hereby.

     3. Defined Terms. (a) Annex I to the Agreement is hereby amended by adding the following paragraphs thereto in the appropriate alphabetical place:

          "Adjusted Term Loan Amount" - Section 2.6(b).

          "New First Amendment" shall mean the amendment to the Agreement (as then in effect) designated as Amendment No. 1 and dated as of December 7, 1994.

          "New First Amendment Date" shall have the same meaning as the term "Amendment Date" in the New First Amendment.

          "NFAD" shall mean the New First Amendment Date.

          "NFAD Banks" shall mean the Banks party to the Agreement on the NFAD after giving effect to the effectiveness of the New First Amendment.

          "Payout Date" shall mean the earliest date on which:

          (x) the outstanding principal amount of the Loans is zero; and

          (y) the Total Revolving Credit Loan Commitment has (i) been reduced to zero, (ii) otherwise terminated in full, or has been reduced to an amount equal to or less than the amount of the LC Obligations then outstanding.

     (b) The following defined terms in Annex I are hereby amended to read in their entirety as follows:

          "Base Rate (US) Differential" shall mean, from and after the New First Amendment Date, 0.750%; provided however that, on and after the first day of any calendar month occurring during the period set forth in the first column below (but not for any day in any subsequent period), "Base Rate (US) Differential" shall mean the percentage set forth opposite such period in the second column below:

          Period                           Percentage
          ------                           ----------
          1995                               0.625%
          1996-1997                          0.500%
          1998-2001                          0.250%

     if, and only if, however, on the last day of the immediately preceding calendar month (x) all principal, interest and other payments required to be made under the Agreement on such date have been made, and (y) no Default or Event of Default exists.

          "Commitment Period" shall mean the period from the Closing Date to and including the last Business Day of December 2001, or such earlier date as the Revolving Credit Loan Commitments shall terminate as provided in the Loan Agreement.

          "Eurocurrency Differential" shall mean, from and after the New First Amendment Date:

          (A) for so long as any Term Loans are outstanding, 1.750%; provided however that, on and after the first day of any calendar month occurring during the period set forth in the first column below (but not for any day in any subsequent period), "Eurocurrency Differential" shall mean the percentage set forth opposite such period in the second column below:

          Period                           Percentage
          ------                           ----------
          1995                               1.625%
          1996-1997                          1.500%
          1998-2001                          1.250%

     if, and only if, however, on the last day of the immediately preceding calendar month (x) all principal, interest and other payments required to be made under the Agreement on such date have been made, and (y) no Default or Event of Default exists; and

          (B) when no Term Loans are outstanding, 1.0%.

          "Specified Percentage" shall mean (a) with respect to the Stated Amount of the Carlisle LC, 1%, and (b) with respect to all other Letters of Credit, the Eurocurrency Differential then applicable with respect to Libor Loans.

     (c) The following defined terms in Annex I are hereby amended as follows:

     "Closing Office": to change "380 Madison Avenue" therein to "565 Fifth Avenue".

     "Foreign Guarantor": to delete the following name(s) therein: Furmanite Iberica SA; Furmanite Reparacoes Industriais Lda; and Oy Suomen Metalock AB.

     "Long-Term Debt": the reference to "April 1, 1998" in clause (i)(z) thereof is hereby amended to "January 1, 2002".

     "Revolving Credit Note": to change "Exhibit O-2" therein to "Exhibit P-2".

     "Term Note": to change "Exhibit O-1" therein to "Exhibit P-1".

     4. Introductory Paragraph. The introductory paragraph of the Agreement is hereby amended by deleting "the banking institutions listed on the signature pages hereof" therein and inserting "the financial institutions from time to time party hereto" in its place.

     5. Section 2.1. Section 2.1(a) is hereby amended by deleting "(after giving effect to the events occurring on or prior to the Amendment Effective
Date)" therein and inserting "(after giving effect to the events occurring on or prior to the New First Amendment Date)" in its place.

     6. Section 2.3. Section 2.3(b) is hereby amended to read in its entirety as follows:

          "(b) The Term Note and Revolving Credit Note of each Bank shall be substantially in the form of Exhibit P-1 and Exhibit P-2, respectively, to the New First Amendment. The Term Notes and the Revolving Credit Notes are entitled to the benefits of this Agreement and shall be secured by the Security Documents."

     7. Section 2.4(a). Section 2.4(a) is hereby amended to read in its entirety as follows:

          "(a) The Borrower shall repay the Term Loans on the last Business Day of each month indicated below (each such date, a "Repayment Date") by the amount indicated alongside each such Repayment Date below:

     Last Business Day of                               Amount
     ---------------------                              ------
      June 1995                                      $   700,000
      December 1995                                  $   700,000
      June 1996                                      $   700,000
      December 1996                                  $   700,000
      June 1997                                      $   700,000
      December 1997                                  $   700,000
      June 1998                                      $   700,000
      December 1998                                  $   700,000
      June 1999                                      $   700,000
      December 1999                                  $   700,000
      June 2000                                      $   700,000
      December 2000                                  $   700,000
      June 2001                                      $   700,000
      December 2001                                  $671,209.90

     On each Repayment Date, an aggregate principal amount of the Term Loans equal to the amount required to be paid on such date shall mature and become due and payable."

     8. Section 2.4(b). (a) The third sentence (i.e., the one starting "All amounts applied ") of Section 2.4(b) is hereby amended to read in its entirety as follows:

     "With respect to each payment of Term Loans required by this Section 2.4(b), (x) 80% of all amounts to be so applied shall be applied ratably to the unpaid principal amount of the Term Loans then outstanding and to the installments due thereon pursuant to Section 2.4(a) in inverse order of maturity, and (y) 20% of all amounts to be so applied shall be applied ratably to the unpaid principal amount of the Term Loans then outstanding and to the installments due thereon pursuant to Section 2.4(a) in direct order of maturity."

     (b) Clause (iii) of Section 2.4(b) is hereby amended by deleting the first word thereof, "Prepayments", and inserting "Subject to the provisions of the third sentence of Section 2.4(b), prepayments" in its place.

     9. Section 2.5(b). Section 2.5(b) is hereby amended to read in its entirety as follows:

          "(b) If any Revolving Credit Loans are then outstanding, the then-unpaid principal amount of the Revolving Credit Loans shall be payable in full on the last Business Day of December 2001."

     10. Section 2.6. (a) The existing text of Section 2.6 (exclusive of its heading) is hereby denominated clause (a).

     (b) The following is hereby added as clause (b) to Section 2.6):

          "(b) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Borrower hereby agrees that if the Payout Date occurs on or prior to December 7, 1997, then no later than five Business Days after the Payout Date, Borrower shall pay to the Agent on behalf of the NFAD Banks a non-refundable amount (in addition to all other amounts payable by Borrower to the Agent and the Banks under the Loan Documents) equal to the sum of (x) $202,288 plus (y) 1% of the Adjusted Term Loan Amount. As used herein, "Adjusted Term Loan Amount" shall mean
     (x) $9,771,210 less (y) the aggregate amount of Term Loans paid, on Repayment Dates after November 1, 1994, pursuant to Section 2.4(a)."

     11. Section 4. (a) The first sentence of Section 4.2 is hereby amended to read in its entirety as follows:

     "The Borrower agrees to pay to the Agent for its own account a non-refundable $50,000 per annum fee (the "Agent's Fees"), such fee to be paid on May 3, 1995 and thereafter annually in advance on May 3 of each year so long as any Loans, LC Obligations, Revolving Credit Loan Commitments or Letters of Credit are outstanding; the Borrower and the Agent acknowledge that the comparable fee that was payable on May 3, 1994 pursuant to this Section 4.2 prior to its amendment on the New First Amendment Date has been paid in full."

     (b) Section 4 is hereby further amended by adding the following after
Section 4.5 therein:

          "4.6 Continuation Fee. The Borrower agrees to pay to the Agent (for and on behalf of the NFAD Banks) on December 8, 1996, if the Payout Date shall not have previously occurred, a continuation fee of $150,000. The Borrower's obligation (if applicable) to pay this fee is an obligation of the Borrower under this Agreement and is secured by the Security Documents and entitled to the benefits of the Guarantee Agreements."

     12. Section 5. Clause (f) of Section 5.3 is hereby amended to read in its entirety as follows: "(f) if in respect of fees pursuant to Section 4.5 or amounts payable pursuant to Section 2.6(b), to the NFAD Bank, notwithstanding anything to the contrary that may be contained elsewhere in this Section 5.3;".

     13. Section 6A. (a) Clause (b) of Section 6A.1 of the Loan Agreement is hereby amended by deleting "and 6.20(b)(vii) (and in Section 7.18, if, as and after the conditions specified therein have been met) shall be satisfied" therein and inserting "6.20(b)(vii) of this Agreement (and in Section 7.18 hereof, if, as and after the conditions specified therein have been met) and in
Section 19.6 of the New First Amendment shall be satisfied" in its place.

     (b) Clause (c) of Section 6A.1 of the Loan Agreement is hereby amended as follows:

          (i) by deleting the reference to "6.15," therein;

          (ii) by deleting ", 12.14.2 and 12.14.4(e) shall" therein and inserting "and 12.14.4(e) of this Agreement and Section 19.4(b) of the New First Amendment shall" in its place.

     (c) Clause (d) of Section 6A.1 of the Loan Agreement is hereby amended by deleting "12.14.7" at the end thereof and inserting "12.14.7 of this Agreement or Section 19.7 of the New First Amendment" in its place.

     14. Section 7.1. The reference to "Fiscal Year 1998" in Section 7.1(i) is hereby deleted and

"Fiscal Year 2001" inserted in its place.

     15. (a) Section 8.13. The chart is Section 8.13 is hereby amended to read in its entirety as follows:

     "Calendar Year                  Amount
      -------------               -----------
          1993                     3,000,000
          1994                     3,500,000
          1995                     5,000,000
          1996                     5,000,000
          1997                     5,000,000
          1998                     5,000,000
          1999                     5,000,000
          2000                     5,000,000
          2001                     5,000,000"


     (b) Section 12.3. Section 12.3(a) is hereby amended by adding the following at the end thereof: "Notwithstanding anything to the contrary set forth above in this Section 12.3, legal fees directly related to the preparation of the New First Amendment and incurred by the Agent or BOS prior to the New First Amendment Date shall not be reimbursable to the Agent or BOS by the Borrower."

     16. Schedules; Exhibits. (a) Schedule 2.1. Schedule 2.1 to this Amendment is hereby deemed to be Schedule 2.1 to the Agreement.

     (b) Exhibit K. Exhibit K (form of Transfer Supplement) to the Agreement is hereby amended by (x) denominating the existing Section 3 thereof as Section 3(a), (y) denominating the existing clauses (a), (b) and (c) in said Section 3(a) as clauses (i), (ii) and (iii), respectively, and (z) adding the following immediately after Section 3(a)(iii) as Section 3(b):

          "(b) The Transferor Bank hereby also represents and warrants to the Purchasing Bank that (x) Transferor Bank is the legal and beneficial owner of the interests being assigned by it hereunder, (y) Transferor Bank has not pledged, assigned or otherwise transferred its interest in the Loans, Notes, participations in Letters of Credit or other rights being transferred by Transferor Bank hereunder, or any portion of any of the foregoing, and (z) to the best of Transferor Bank's knowledge, such interests are free and clear of any adverse claim."

     17. Representations. Each of the Borrower and Holding hereby represent and warrant (which representations and warranties shall survive the Amendment Date) that, after giving effect to the provisions of this Amendment:

     (a) The execution and delivery by each Credit Party (to the extent it is party thereto) of this Amendment, the Confirming Consent and the Notes being delivered on the NFAD, and such Person's performance of such Loan Documents and the Agreement as amended by this Amendment and the consummation of the transactions contemplated under this Amendment and such other Loan Documents and the use of the proceeds of the Loans have been duly authorized by all necessary corporate and stockholder action.

     (b) This Amendment, the Agreement as amended by this Amendment, the Confirming Consent and the Notes being delivered on the NFAD are the legal, valid and binding obligations of the Credit Parties party thereto, enforceable in accordance with their respective terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (c) The Security Documents secure or guarantee, as the case may be, all Loans whether made before, on or after the New First Amendment Date. No amendments need to be made in any of the Security Documents, nor does any action need to be taken, to effectuate the provisions of the preceding sentence.

     (d) The priority of all Liens in favor of the Agent and the Banks under the Security Documents (whether in respect of Loans made before, on or after the New First Amendment Date) shall be the same as the priority of all Liens immediately prior to the NFAD with respect to Loans outstanding immediately prior to the NFAD.

     (e) No Default or Event of Default exists.

     (f) The following entities (x) are no longer in existence (whether under the specified name or another name) or (y) if still in existence, are no longer owned, directly or indirectly, by Holding or Borrower:

     Furmanite Iberica SA;
     Furmanite Reparacoes Industriais Lda;
     Oy Suomen Metalock AB;
     Furmanite Engineering Ltd.;
     Silk Engineering (Derby) Ltd.;
     Ron Philpott Ltd.;
     Furmanite Shap Ltd.;
     Furmanite Dawson Ltd.; and
     Aero Precision and General Engineering (Carlisle) Ltd.

     (g) All representations and warranties contained in the Agreement and in the other Loan Documents or otherwise made by the Borrower or any other Credit Party in connection with any of the foregoing are true and correct in all material respects with the same effect as though such representations and warranties were now being made.

     18. Limited Nature of Amendments. The amendments, waivers (if any) and consents (if any) set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to any waiver of, or modification of, any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Banks or the Agent may now have or may have in the future under or in connection with the Agreement or any of the documents referred to therein. Except as expressly amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

     19. Effectiveness. This Amendment shall become effective when and as of the date (the "Amendment Date") that each of the following conditions have been fulfilled to the satisfaction of the Agent (or waived by the Agent). The first date on which all of the following conditions have been so satisfied (or so waived) is herein referred to as the "Amendment Closing Date". If the Amendment Closing Date shall not have occurred by the close of business (New York time) on December 15, 1994 (or such later date as is agreed to by the Agent and the Borrower in writing), this Amendment shall be deemed rescinded, null and void.

     19.1 Signed Copies. The Borrower, Holding, and the Banks shall have executed a copy hereof and delivered the same to the Agent at 565 Fifth Avenue, New York, New York 10017 (Attention: James Halley) or, in the case of the Banks, shall have given to the Agent written notice (actually received) that the same has been signed and is being sent to the Agent.

     19.2 Consents. The Borrower, KSI, FAI, KOSI, each UK Guarantor and each Foreign Guarantor shall have each executed a confirming consent, substantially in the form of Annex A hereto or otherwise satisfactory to the Agent (each, a "Confirming Consent"), and delivered the same to the Agent.

     19.3 Assignment of Certain Notes. (a) Each of the Banks other than BOS shall have transferred and assigned all of their interests in the Agreement, their respective Notes, the other Loan Documents and their respective Commitments to BOS pursuant to a Transfer Supplement or other documentation satisfactory in form and substance to such Bank and BOS.

     (b) Pursuant to documentation in form and substance satisfactory to AIB and BOS, AIB shall have assigned and transferred back to BOS the participation interests in BOS's Loans, Commitments and LC Obligations that BOS had previously assigned and transferred to AIB.

     (c) If and to the extent required, the Borrower hereby consents to the transfers and assignments to BOS referred to in clauses (a) and (b) of this Section. If and to the extent either such transfer and assignment would otherwise be prohibited by the terms of Section 12.4 of the Agreement or otherwise, the parties hereto nonetheless consent to such transfers and assignments (and waive compliance with any such limiting or contrary provisions).

     (d) In consideration for the foregoing transfers and assignments, BOS shall have paid to the relevant transferors such amounts as they have agreed upon in writing as payment in full for same.

     19.4 Notes. (a) GiroCredit Bank shall have returned to the Borrower the promissory notes that were issued to it on the Amendment Effective Date (i.e., in July 1993).

     (b) BOS shall have returned to the Borrower the promissory notes that were issued to it on the Amendment Effective Date and received in exchange therefor an appropriately completed, substitute Term Note (substantially in the form of Exhibit P-1 hereto) and an appropriately completed Revolving Credit Note (substantially in the form of Exhibit P-2 hereto), each dated the Closing Date (or such other date agreed to by the Agent and the Borrower) and duly executed by the Borrower.

     19.5 Officer's Certificate; Additional Loans. (a) If the Amendment Closing Date occurs other than on December 7, 1994, there shall have been delivered to the Agent a certificate of an authorized officer of the Borrower certifying, as of the Amendment Date, compliance with the conditions of Sections 19.6 and 19.8(ii) hereof and to the effect that the representations contained in Section 17 hereof are true and correct on such date.

     (b) If the Borrower shall have requested that any Revolving Credit Loans be made on the Amendment Date, the conditions of Section 6A of the Agreement shall have been satisfied with respect thereto on such date (after giving effect to the amendments and (if any) waivers and consents contained herein and the other transactions occurring on or prior to such date as contemplated by this Section 19).

     19.6 Lien Searches and Filings. .The Borrower shall have delivered to the
Agent:

     (i) satisfactory Lien search requests on Form UCC-11 and analogous forms, confirming the absence of any perfected Liens (except Permitted Liens) prior to the Banks' Liens (except those consented to by the Agent);

     (ii) to the extent any additional filings or other actions are required as a result of this Amendment or with respect to the transactions contemplated hereby, evidence of all filings of financing statements under the applicable Uniform Commercial Code and all other actions (including, without limitation, any required with respect to the Mortgage (US), the Intercompany Mortgage and any Mortgage (UK) with respect to any Site (UK)) with respect to the Liens created by the Security Documents as are necessary or appropriate so that the priority of all Liens in favor of the Agent and the Banks under the Security Documents (whether in respect of Loans made before, on or after the NFAD) shall be the same as the priority of all Liens immediately prior to the NFAD with respect to Loans outstanding immediately prior to the NFAD; and

     (iii) To the extent that any of the searches conducted pursuant to clause
(i) of this Section 19.6 uncover any Lien not permitted by the Loan Agreement or any Lien that could cause the representation contained in Section 17(d) hereof to be untrue, then the Borrower shall have delivered to the Agent a release, in form and substance satisfactory to the Agent, of all such Liens, including properly executed UCC-3 termination statements and similar documents under the applicable laws of other relevant jurisdictions.

     19.7 Legal Opinions. Holding and KSI shall have delivered to the Agent (with sufficient copies for each Bank) a legal opinion from Fulbright & Jaworski, counsel for the Credit Parties (or other counsel satisfactory to the Agent), covering (x) the matters set forth in Annex B hereto, and (y) such other matters as the Agent or any Bank shall request.

     19.8 Fees. The following amounts shall have been paid in full:

          (i) A nonrefundable facility extension fee, payable to BOS as the sole Bank on the Amendment Date (after giving effect to the transactions contemplated by this Amendment), in the amount and as described in a letter between BOS and the Borrower dated November 30, 1994.

          (ii) To the extent not previously paid, all interest, letter of credit fees and commitment fees through the Amendment Date.

          (iii) To the extent demand therefor has been made, such legal fees and other expenses (through the Amendment Date) payable pursuant to the Agreement, including legal fees of US and UK counsel for the Agent incurred in connection with the preparation of this Amendment.

     19.9 Corporate Resolutions. Borrower shall have delivered to the Agent copies of the resolutions (with English translations, where applicable) adopted by the boards of directors of each Credit Party, which resolutions shall (x) authorize such entity's execution and delivery (as applicable) of this Amendment, the Notes being delivered to

BOS pursuant to this Section 19 and the Confirming Consents, and (y) be accompanied by a certificate (in form satisfactory to the Agent) of the Secretary or other appropriate officer of such entity with respect to such resolutions.

All documents and papers required by this Section 19 shall be in form and substance satisfactory to the Agent and shall be delivered to the Agent at such location as the Agent may direct.

     20. Possible Additional Restriction on Certain Loans. Notwithstanding anything to the contrary contained in this Amendment, the Agreement or any other Loan Document, if the Amendment Closing Date occurs without all the provisions of Sections 19.6, 19.7 and 19.9 above having been satisfied because the Agent waives compliance with one or more of the provisions of said Sections, the Borrower hereby agrees that it shall not (until such time as such conditions are fully met or the Agent waives such compliance in writing) be entitled to make any borrowing of a Revolving Credit Loan, or cause any Letter of Credit to be issued, if (any giving effect to any such borrowing or issuance) the aggregate principal amount of Revolving Credit Loans then outstanding (plus the aggregate amount (or Dollar Equivalent thereof) of all LC Obligations then existing) would exceed $16,000,000.

     21. Texas Statutory Language.

     (a) THIS AMENDMENT, THE LOAN AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     (b) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     22. Governing Law. THIS AMENDMENT, INCLUDING THE VALIDITY THEREOF AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     23. Counterparts. This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Telecopied signatures hereto and to the Confirming Consents shall be of the same force and effect as an original of a manually signed copy.

     24. Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.



BANK OF SCOTLAND,                           FURMANITE PLC
  individually and as Agent                   (formerly KANEB UK plc)


By                                          By
  --------------------------                  -----------------------
  Catherine M. Oniffrey                       Name:
  Vice President                              Title:



GIROCREDIT BANK                             KANEB INTERNATIONAL INC.,


By                                          By
  --------------------------                  -----------------------
  Name:  Dhuane Stephens                      Name:
  Title: Vice President                       Title:


CONSENTED TO:
ALLIED IRISH BANKS PLC


By
  --------------------------
  Name:
  Title:

                                                                  EXHIBIT 10.12


             AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AGREEMENT

     AMENDMENT dated as of July 15, 1996 among FURMANITE PLC (formerly KANEB UK
PLC), a company incorporated under the laws of England and Wales (registered number 2530049) (the "Borrower"), KANEB INTERNATIONAL INC., a Delaware corporation ("Holding"), the financial institutions which are party to the Loan Agreement hereinafter referred to (each a "Bank" and collectively, the "Banks"), and BANK OF SCOTLAND, as agent for the Banks under such Loan Agreement (in such capacity, the "Agent"), to the AMENDED AND RESTATED LOAN AGREEMENT dated as of May 3, 1991 (as amended by an amendment thereto dated as of December 7, 1994, the "Loan Agreement") among the Borrower, Holding, the Banks and the Agent.

                             W I T N E S S E T H :

     WHEREAS, the Borrower and Holding have advised the Agent and the Banks that they have caused Kaneb Offshore Services Inc., a directly and wholly-owned Subsidiary of Holding incorporated in the British Virgin Islands ("KOSI"), to establish Furmanite Singapore Pte Ltd, a corporation incorporated under the laws of Singapore ("F-Singapore") and that they wish to cause KOSI to contribute S$100,000 to the capital of F-Singapore in consideration of the issuance by F-Singapore to KOSI of 100,000 shares of its common stock (constituting 100% of F-Singapore's authorized, issued and outstanding capital stock);

     WHEREAS, the Borrower, Holding, and Furmanite East Asia Limited, a Foreign Subsidiary organized under the laws of Hong Kong ("FEAL"), want FEAL to transfer certain of its assets currently located in Singapore or otherwise attributed to FEAL's Singapore division (those assets being so transferred, collectively, the "Singapore Assets") to F-Singapore; and

     WHEREAS, the foregoing transactions are prohibited by the Loan Agreement unless the Agent and the Required Banks consent thereto;

     WHEREAS, Holding and the Borrower have asked the Agent and the Banks to execute this Amendment and, subject to the terms and conditions contained herein, the Agent and the Banks are amenable to doing so;

     NOW, THEREFORE, it is agreed:

     1. Definitions. (a) All the terms used herein which are defined in the Loan Agreement (including, to the extent any such terms are to be amended by this Amendment, as if such terms were already amended by this Amendment, unless the context shall indicate otherwise) shall have the same meanings when used herein unless otherwise defined herein. All references to Sections in this Amendment shall be deemed references to Sections in the Loan Agreement unless otherwise specified.

     (b) As used in this Amendment, the following terms shall have the following meanings:

     "Incorporation Transaction" shall mean the incorporation of F-Singapore under the laws of Singapore, and the issuance by F-Singapore to KOSI of an additional 99,998 shares of F-Singapore's capital stock for a consideration not in excess of S$100,000.

     "Sale Transaction" shall mean the sale of the Singapore Assets by FEAL to F-Singapore for an aggregate of S$354,599, payable S$100,000 in cash and S$254,599 by the issuance to FEAL of the Singapore Note.

     "Singapore Note" shall mean a promissory note, in form and substance satisfactory to the Agent, issued by F-Singapore to FEAL as part of the consideration for F-Singapore's purchase of the Singapore Assets.

     "Transactions" shall mean, individually and collectively, the Incorporation Transaction and the

Sale Transaction.

     2. Effect of Amendment. As used in the Loan Agreement (including all Exhibits thereto), the Notes and the other Loan Documents and all other instruments and documents executed in connection with any of the foregoing, on and subsequent to the Amendment Closing Date (as hereafter defined), any reference to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     3. Defined Terms. (a) Annex I to the Loan Agreement is hereby amended by adding the following paragraphs thereto in the appropriate alphabetical place:

          "F-Singapore" shall mean Furmanite Singapore PTE Ltd., a wholly-owned Subsidiary of KOSI incorporated under the laws of Singapore.

          "New Second Amendment" shall mean the amendment to the Agreement (as then in effect) designated as Amendment No. 2 and dated as of July 15, 1996.

          "New Second Amendment Date" shall have the same meaning as the term "Amendment Closing Date" in the New Second Amendment.

          "NSAD" shall mean the New Second Amendment Date.

          "NSAD (Post)" shall mean November 27, 1996 (or such later date as the Agent shall have consented to in writing pursuant to the provisions of
     Section 8 of the New Second Amendment).

          "S$" and "Singapore Dollars" shall mean the lawful currency of Singapore.

     (b) [intentionally omitted]

     (c) The following defined terms in Annex I are hereby amended as follows:

          "Foreign Guarantor": to insert "Furmanite Singapore PTE Ltd." immediately below "Furmanite East Asia Limited" therein.

          "Insignificant Subsidiary": to add the following at the end thereof:

          "Notwithstanding the foregoing, no Subsidiary that is deemed to be a Significant Subsidiary pursuant to any provision of this Agreement or any other Loan Document shall be an Insignificant Subsidiary during the time that it is so deemed to be a Significant Subsidiary."

          "Security Documents": to insert ", which document" immediately after "hereof or thereof" in the last sentence thereof.

          "Significant Subsidiary": to add the following at the end thereof:

          "Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document (including without limitation in the definition of "Insignificant Subsidiary" in this Annex I), each of FEAL and F-Singapore shall be deemed to be a Significant Subsidiary for at least 24 months after the NSAD (provided, however, that it is a Subsidiary during that time)."

     4. Section 8.3. Clause (xi) of Section 8.3 is hereby amended to delete "of this Section 8.5," therein and inserting "of this Section 8.3," in its place.

     5. Section 8.5 (Waiver). The Agent and the Banks hereby consent to the issuance of the Singapore Note to FEAL in connection with the Sale Transaction, notwithstanding anything to the contrary contained in Section 8.5 of the Loan Agreement.

     6. Section 10.5. Section 10.5 of the Loan Agreement is hereby amended by adding the following as clause (g) at the end thereof:

          "(g) (i) All of the capital stock of F-Singapore is (or after the NSAD will be) owned solely by KOSI. As of the NSAD, F-Singapore's entire authorized capital stock consists solely of 100,000 shares of common stock, par value S$1 per share, of which (as of the NSAD and as of the NSAD (Post)) 100,000 shares are outstanding. All of such outstanding shares have been duly and validly issued, are fully paid and nonassessable, are outstanding as of the NSAD and as of the NSAD Post, are owned beneficially and of record by KOSI, and are owned free and clear of all Liens other than Liens in favor of the Agent and the Banks pursuant to the Security Documents.

          (ii) F-Singapore does not have outstanding on the NSAD or the NSAD
     (Post) any option, warrant, bonds, debentures or other right, put, call or commitment to issue, or any obligation or commitment to purchase any of its authorized capital stock, or any securities convertible into or exchangeable for any of its authorized capital stock.

     7. Representations. To induce the Agent and the Banks to enter into this Amendment and to grant the waivers and consents contained herein, Holding and the Borrower hereby jointly and severally represent and warrant to the Banks and the Agent as follows (which representations and warranties shall survive the execution, delivery and effectiveness of this Amendment):

     (a) [intentionally deleted]

     (b) The sale of the Singapore Assets, and each of them, by FEAL to F-Singapore pursuant to the Sale Transaction will explicitly be made subject to the existing Liens (if any) of the Agent and the Banks in the Singapore Assets.

     (c) [intentionally deleted]

     (d) [intentionally deleted]

     (e) The Singapore Assets are being Transferred to F-Singapore at fair market value (as determined in good faith by the board of directors of FEAL).

     (f) The Sale Transaction will be completed no later than November 27, 1996. The Borrower will notify the Agent in writing on or before November 27, 1996 whether or not the Sale Transaction has been completed.

     (g) F-Singapore was incorporated under the laws of Singapore in November 1995. Prior to July 15, 1996, F-Singapore had not yet conducted any business or incurred any liabilities (contingent or otherwise) and had no assets.

     (h) The aggregate amount to be paid by F-Singapore for the Singapore Assets will not exceed S$354,599, payable S$100,000 in cash and S$254,599 by F-Singapore issuing the Singapore Note to FEAL.

     (i) The Singapore Assets are not subject to any Liens except Permitted Liens and the other Liens referred to in Section 8.2(g) of the Loan Agreement .

     (j) FEAL's book value of the Singapore Assets as at the date hereof do not, and as at the end of its last fiscal year did not, exceed S$515,000. The fair market value of the Singapore Assets as at the date hereof is approximately $354,599.

     (k) The gross revenues of the Singapore division of FEAL did not, for the period indicated in the first column below, exceed the amount listed alongside such period in the second column below:

           Period                                        Amount
           ------                                        ------
Most Recent Full Fiscal Quarter                   S$  829,000 (estimated)
Current Fiscal Year through 6/30/96               S$1,644,000 (estimated)
Last Full Fiscal Year                             S$4,216,000

     (l) F-Singapore has (and as of the NSAD (Post) will have) no Subsidiary.

     (m) The aggregate amount paid by KOSI to F-Singapore in consideration for the issuance to KOSI of all of F-Singapore's capital stock, together with any other capital contributions made by KOSI to F-Singapore in connection with the Incorporation Transaction, shall not exceed S$100,000.

     (n) [intentionally deleted]

     (o) Borrower has delivered to the Agent true and correct (x) balance sheets of FEAL as at December 31, 1993, December 31,1994, December 31, 1995 and June 30, 1996, and (y) pro forma balance sheets (after giving effect to the Transactions) of FEAL and F-Singapore as at June 30, 1996. The balance sheets delivered pursuant to clause (x) hereof are complete in all material respects and fairly present the financial condition of FEAL as at the respective dates indicated therefor. The pro forma balance sheets delivered pursuant to clause
(y) hereof are complete in all material respects and fairly present the financial condition of FEAL and F-Singapore, respectively, on a pro forma basis (after giving effect to the Transactions) as at June 30, 1996.

     8. Conditions Subsequent. To induce the Agent and the Banks to enter into this Amendment and to grant the waivers and consents contained herein, Holding and the Borrower hereby jointly and severally agree to deliver (or cause to be delivered) to the Agent (unless the Agent shall have agreed otherwise in writing), on or before November 27, 1996 (or such later date as the Agent shall have consented to in writing), the items listed below. The failure by the Borrower or Holding to comply with any of the provisions of this Section on or before such date (or such later date as the Agent shall have consented to in writing) shall be an Event of Default (without any "grace period") as fully as if same were set forth in full in Section 9 of the Loan Agreement.

     8.1 Amendment to Pledge Agreement. An amendment to the Pledge Agreement previously executed by KOSI, to add to the shares covered by such pledge agreement all of the shares issued by F-Singapore.

     8.2 Stock Certificates. Duly authenticated and executed share certificates covering all of the shares issued by F-Singapore, together with undated share transfer forms duly executed in blank by KOSI with respect thereto.

     8.3 Stock Ledger. Evidence that F-Singapore has made appropriate notations on its stock records (to the extent appropriate under applicable law) that all of its issued shares have been pledged to the Agent as collateral for obligations to the Agent and the Banks.

     8.4 Foreign Guaranty. A Foreign Guaranty, duly executed by F-Singapore, substantially similar to that previously executed by FEAL (with such changes thereto as shall have been directed, or consented to, by the Agent) .

     8.5 Supporting Documents. Such information and copies of documents, approvals (if any) and records (certified where appropriate) of corporate and legal proceedings as the Agent may have reasonably requested relating to the Credit Parties' entering into and performance of this Amendment and the Loan Documents to be entered into in connection with this Amendment Such documents (with English translations, where applicable) shall, in any event, include:

     (a) certified copies of the Charter Documents of F-Singapore;

     (b) certificates of authorized officers of KOSI and F-Singapore, certifying the corporate resolutions of such entity relating to the entering into and performance of the Loan Documents to be entered into by each such entity in connection with this Amendment;

     (c) certificates of authorized officers of KOSI and F-Singapore, with respect to the incumbency and specimen signatures of their respective officers or representatives authorized to execute such documents and any other documents and papers, and to take any other action, in connection therewith;

     (d) a certificate of an authorized officer of Holding and an authorized officer of the Borrower certifying, as of such date on or prior to the NSAD (Post) as is specified by the Agent, (i) compliance with the conditions of Section 8.3, 8.5 and 8.6 of this Amendment; and (ii) that the representations and warranties contained in
Section 7 of this Amendment are true and correct as of such specified date with the same effect as though such representations and warranties had been made at and as of such time. . 8.6 Lien Searches. Evidence of the absence of any perfected Liens in the Singapore Assets (except those consented to by the Agent and except for Permitted Liens and the other Liens referred to in Section 8.2(g)).

     8.7 Singapore Note. A certified copy of the Singapore Note.

All documents and papers required by this Section 8 shall be in form and substance satisfactory to the Agent and shall be delivered to the Agent at such location as the Agent may direct.

     9. Waivers and Consents. In reliance on the accuracy of the representations, warranties and agreements of the Borrower and Holding contained elsewhere in this Amendment:

     (a) The Agent and the Banks hereby waive the provisions of Sections 7.13, 8.9(a), 8.10 and 8.11(a) of the Loan Agreement to the extent that such sections would prohibit the Sale Transaction.

     (b) The Agent and the Banks hereby waive the provisions of Sections 7.13, 8.11(a), 8.12(b) and 8.14 of the Loan Agreement to the extent that such sections would prohibit the Incorporation Transaction.

     (c) The Agent and the Banks hereby waive those provisions of the Security Documents executed by FEAL that are analogous to the provisions of the Loan Agreement (if any) listed in clauses (a) and (b) above to the extent that such provisions would prohibit the Transactions.

     (d) The Agent and the Banks hereby waive the Defaults and Events of Default existing on the date hereof and (immediately prior to the effectiveness of this Amendment) on the Amendment Closing Date under Sections 9.2 and 9.3 of the Loan Agreement by virtue of the Borrower's and/or Holdings and/or KOSI's and/or F-Singapore's non-compliance with the provisions of the sections of the Loan Agreement specified below in this Section 9(d) but only to the extent of the non-compliance specified in this Section 9(d) under the indicated heading:

     Events of Default under Section 9.2

          Any statement in any certificate rendered to the Banks pursuant to Sections 6A.3(a), 7.1(a)(ii) and 7.1(b)(1) of the Loan Agreement stating (whether intentionally or inadvertently) that no Default or Event of Default then existed, to the extent that the Defaults or Events of Default then existing are being waived by this Section 9(d) or were waived by Waiver No. 3 and Consent to the Loan Agreement, made as of September 13, 1996.

          Any deemed representation made under Section 6A.3(b) being incorrect because Defaults or Events of Default then existed, to the extent that the Defaults or Events of Default then existing are being waived by this
     Section 9(d) or were waived by Waiver No. 3 and Consent to the Loan Agreement, made as of September 13, 1996.

     Events of Default under Section 9.3

          Failure to comply with the provisions of 8.12(a), 8.12(b) and 8.14 in connection with the incorporation of F-Singapore in November 1996 and the issuance by F-Singapore of its shares prior to the date hereof.

     10. Confirmation. Borrower and Holding hereby acknowledge that, as more fully set forth in Section 12.2 of the Loan Agreement, no provision of the Loan Agreement or any other Loan Document may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Agent and the Required Banks (or, in certain instances, by the Agent and the Banks).

     11. Limited Nature of Amendments. The amendments, waivers (if any) and consents (if any) set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to any waiver of, or modification of, any other term or condition of the Loan Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Banks or the Agent may now have or may have in the future under or in connection with the Loan Agreement or any of the documents referred to therein. Except as expressly amended hereby, the terms and provisions of the Loan Agreement shall remain in full force and effect.

     12. Effectiveness. This Amendment shall become effective when the Borrower, Holding and the Banks shall have executed a copy hereof and delivered the same to the Agent at 565 Fifth Avenue, New York, New York 10017 (Attention:
John Kelly). The first date on which this has been done is herein referred to as the "Amendment Closing Date". If the Amendment Closing Date shall not have occurred by the close of business (New York time) on November 27, 1996 (or such later date as is agreed to by the Agent and the Borrower in writing), this Amendment shall be deemed rescinded, null and void.

     13. Texas Statutory Language. (a) THIS AMENDMENT, THE LOAN AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     (b) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     14. Governing Law. THIS AMENDMENT, INCLUDING THE VALIDITY THEREOF AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     15. Counterparts. This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

     16. Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


BANK OF SCOTLAND,                           FURMANITE PLC
  individually and as Agent                   (formerly KANEB UK plc)

By                                          By
  --------------------------                  -----------------------
  Name:                                       Name:
  Title:                                      Title:


KANEB INTERNATIONAL INC.

By
  --------------------------
  Name:
  Title: